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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                                   FORM 8-K


                Current Report Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934


                              September 28, 2000
             ------------------------------------------------------
               Date of Report (Date of Earliest Event Reported)


                          Exodus Communications, Inc.
             ------------------------------------------------------
            (Exact name of Registrant as specified in its charter)


         Delaware                   0-23795                 77-0403076
         --------                   -------                 ----------
  (State of Incorporation)  (Commission file number)     (I.R.S. Employer
                                                       Identification No.)


                        2831 Mission College Boulevard
                         Santa Clara, California 95054
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         (Address of principal executive offices, including zip code)


                                (408) 346-2200
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             (Registrant's telephone number, including area code)
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ITEM 5:  OTHER EVENTS.

          On September 28, 2000, Exodus Communications, Inc. announced that it had entered into a definitive merger agreement under which Exodus will acquire GlobalCenter Inc., a wholly-owned subsidiary of Global Crossing North America, Inc. Exodus will issue a number of common equivalent shares equal to $6.525 billion divided by the average closing price of Exodus stock prior to the closing of the transaction, subject to a collar. Based on the collar and Exodus' closing stock price of $53.25 on September 27, 2000, the current value of the transaction is approximately $6.1 billion. The transaction will be accounted for as a purchase and is expected to close in the first quarter of 2001.

     A copy of the press release is filed as Exhibit 99.01 and incorporated herein by reference.


ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

     The following exhibits are filed herewith:

     99.01  Press release dated September 28, 2000.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

     Date: September 28, 2000

                                    EXODUS COMMUNICATIONS, INC.


                                    By:  /s/ Adam W. Wegner
                                         -------------------------------------
                                         Adam W. Wegner, Senior Vice President,
                                         Legal and Corporate Affairs, General
                                         Counsel and Secretary
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                                 EXHIBIT INDEX
                                 -------------


      99.01   Press release dated September 28, 2000.